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Exhibit 5.1

KUTAK ROCK LLP
SUITE 3100	ATLANTA
1801 CALIFORNIA STREET	DES MOINES
CHICAGO
DENVER, COLORADO 80202-2626	FAYETTEVILLE
IRVINE
303-297-2400	KANSAS CITY
FACSIMILE 303-292-7799	LINCOLN
LITTLE ROCK
OKLAHOMA CITY
www.kutakrock.com	OMAHA PASADENA RICHMOND SCOTTSDALE WASHINGTON WICHITA

January 3, 2006

Spirit Finance Corporation
14631 North Scottsdale Road
Suite 200
Scottsdale, AZ 85254-2711

Ladies and Gentlemen:

        We are acting as special counsel to Spirit Finance Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") to which this opinion is filed as an exhibit, filed with the Securities and Exchange Commission relating to the proposed offering from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, of the Company's common stock, par value $.01 per share (the "Common Stock"), preferred stock, par value $.01 per share (the "Preferred Stock"), debt securities (the "Debt Securities") and warrants (the "Warrants"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the "Securities." The Debt Securities will be offered and sold pursuant to an indenture (the "Indenture") between the Company and one or more trustees or other parties to the Indenture, substantially in the form filed as an exhibit to the Registration Statement. The Common Stock and/or Preferred Stock may be offered in any class or series and to the extent required will be offered and sold pursuant to Articles Supplementary or amendments to the Company's Articles of Amendment and Restatement, as amended, restated or supplemented, to be filed with the Maryland State Department of Assessments and Taxation ("SDAT"). Any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each between the Company and the purchaser or purchasers of the Warrants.

        For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement;

  2.
  The Articles of Amendment and Restatement of the Company (the "Charter"), as certified by the Secretary of Company on the date hereof as being complete, accurate and in effect;

  3.
  The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect;

  4.
  The Form of Indenture filed as an exhibit to the Registration Statement;

  5.
  Resolutions of the Board of Directors of the Company adopted by unanimous written consent as of January 3, 2006 (the "Resolutions"), as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the filing of the Registration Statement with the Securities and Exchange Commission; and

  6.
  such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

        In giving this opinion we assumed:

  (a)
  the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

  (b)
  the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

  (c)
  the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

        In connection with the opinions expressed below, we have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (i) the Board of Directors of the Company (or the committee of the Board or the officer authorized to act on behalf of the Company) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Common Stock, the Preferred Stock, the Debt Securities or the Warrants as required by applicable law, (ii) the Resolutions have not have been amended, modified or rescinded, (iii) the Registration Statement shall have become effective, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (v) the registration fee has been paid with respect to the Securities to be issued, (v) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the securities to be offered and will at all relevant times comply with all applicable laws, and (vi) there has not occurred any change in law materially and adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

        We have also assumed that the terms of any Common Stock, Preferred Stock, Debt Securities or Warrants to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Securities will not at the time of such offering, sale and delivery violate or conflict with (i) the Charter, as then amended, restated and supplemented, or the Bylaws, as then amended, restated and supplemented, of the Company, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of shares of Common Stock or Preferred Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Charter, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale (i) in the case of Debt Securities, an indenture will have been executed and delivered by the Company, the Trustee and the other parties thereto in substantially the form filed as an exhibit to the Registration Statement and that complies with the Trust Indenture Act of 1939, as amended, and any other applicable laws, (ii) in the case of Preferred Stock, Articles Supplementary or another amendment to the Charter will have been filed with, and accepted for record by, SDAT, all in compliance with the requirements of applicable law, and (iii) in the case of Warrants, a Warrant Agreement will have been executed and delivered by the Company and any purchaser thereof).

        To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities and under the Warrant Agreement for any Warrants, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture or Warrant Agreement, as applicable; that such Indenture or Warrant Agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture or Warrant Agreement, and with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture or Warrant Agreement, as applicable.

        Based upon, subject to and limited by the foregoing, we are of the opinion that:

        With respect to the Common Stock, when (i) the Board of Directors or an authorized committee thereof adopts a resolution in form and content as required by applicable law authorizing the issuance of shares of the Common Stock, (ii) the certificates for the shares of Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of consideration to the Company for such shares (provided that the consideration therefor is not less than $0.01 per share of Common Stock), in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Common Stock offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

        With respect to any series of Preferred Stock, when (i) the Board of Directors or an authorized committee thereof adopts a resolution in form and content as required by applicable law authorizing the issuance of shares of the Preferred Stock, (ii) the certificates for the shares of Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefore and duly delivered to the purchasers thereof against payment of consideration to the Company for such shares (provided that the consideration therefor is not less than $0.01 per share of Preferred Stock), in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Preferred Stock offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

        With respect to any series of Debt Securities, when (i) the final terms of the Debt Securities and the applicable supplemental indenture have been duly established in accordance with the Charter, the Indenture and applicable law, (ii) the Board of Directors or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Debt Securities and the applicable supplemental indenture and duly authorizing the issuance and delivery of the Debt Securities and (iii) the supplemental indenture and the final debt security instrument has been duly executed and delivered by the Company against payment of consideration to the Company therefor and countersigned by the applicable trustee in accordance with the Indenture and delivered to and paid for by the purchasers of the Debt Securities in the manner contemplated by the Registration Statement, the applicable prospectus supplement and such resolution, the Debt

Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        With respect to any series of Warrants, when (i) the Board of Directors or an authorized committee thereof adopts a resolution in form and content as required by applicable law authorizing the terms of and issuance of Warrants, (ii) the warrant certificates for the Warrants have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment of consideration to the Company for such Warrants, in the manner contemplated by, and in accordance with, the Registration Statement, the applicable prospectus supplement and such resolution, the Warrants offered and sold pursuant to the Registration Statement will be legally issued, fully paid and nonassessable.

        The opinions expressed above with respect to the enforceability of obligations may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law). Such opinions shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court that will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the previous sentence, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

        This opinion is limited to (i) the laws of the United States, (ii) Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and applicable provisions of the General Corporation Law of Maryland (including the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws) and New York contract law, in each case excluding choice of law provisions thereof. We render no opinions with respect to the law of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                      Very truly yours,

                      /s/ Kutak Rock LLP

                      KUTAK ROCK LLP

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  Exhibit 5.1